Exhibit 99.1

Timberline Advances Toward Underground Drilling at Butte Highlands

April 7, 2010 – Coeur d’Alene, Idaho – Timberline Resources Corporation (NYSE Amex: TLR) (“Timberline”) is pleased to announce steady advancement in the underground ramp toward the intended location of its initial drill stations at its Butte Highlands Gold Project.  The ramp has been advanced approximately 630 feet from the surface, and the sumps and underground explosives storage area are complete.  The definition drilling, which is expected to begin in June, will be a combination of core and reverse circulation (RC) drilling.  The core drilling will be performed by Timberline’s wholly-owned core drilling subsidiary, Timberline Drilling, Inc. (TDI), while the RC drilling will be done internally by Timberline’s JV partner, Small Mine Development (SMD).

TDI is a leading underground and surface drilling contractor, specializing in underground core drilling in support of active mining operations and mine development projects in the United States and Mexico.

Timberline CEO Randal Hardy said, “We are pleased to be making preparations to mobilize drills and crews from Timberline Drilling to perform the core drilling at Butte Highlands.  The team at TDI includes highly experienced and skilled technical crews who have a vested interest in the project as shareholders of Timberline, and who are committed to safety, productivity, and efficiency.  We view it as a strategic advantage to have our own drilling company perform drilling at our projects.  The goal of the initial phase of the drill program at Butte Highlands will be to better define the ore zones and provide more complete information for mine planning.  We look forward to a successful drill program that will take us closer to our goal of gold production at Butte Highlands.”

Additional photos and videos showing the activities at the Butte Highlands Gold Project have been added and may be viewed on the Timberline web site at www.timberline-resources.com.

Timberline Resources Corporation is a diversified gold company comprised of three complementary business units:  an underground mine with upcoming gold production, exploration, and drilling services.  Its unique, vertically-integrated business model provides investors exposure to gold production, the “blue sky” potential of exploration, and the “picks and shovels” aspect of the mining industry.  Timberline has contract core drilling subsidiaries in the western United States and Mexico and an exploration division focused on district-scale gold projects with the potential for near-term, low-cost development.  The Company has formed a 50/50 joint venture with Highland Mining, LLC, an affiliate of Small Mine Development, LLC, at its Butte Highlands Gold Project where development commenced in 2009.  Timberline is listed on the NYSE Amex and trades under the symbol “TLR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties, including but not limited to the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project, and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2009.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

Randal Hardy, CEO
Phone: 208.664.4859